EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
NRG Energy, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-171318) on Form S-8, (No. 333-151992) on Form S-8, (No. 333-135973) on Form S-8, (No. 333-114007) on Form S-8, (No. 333-123677) on Form S-3, (No. 333-178024) on Form S-4, (No. 333-175470) on Form S-4 and (No. 333-171323) on Form S-4 of NRG Energy, Inc. of our reports dated February 28, 2012, with respect to the consolidated balance sheets of NRG Energy, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which report appears in the December 31, 2011 annual report on Form 10-K of NRG Energy, Inc.

(Signed) KPMG LLP

Philadelphia, Pennsylvania
February 28, 2012